Exhibit 99.77(q)(1)

Item 77Q-1 – Exhibits

(a)(1)	Abolition of Series of Shares of Voya International Value Portfolio dated March 9, 2015 – Filed as an exhibit to Post-Effective Amendment No. 54 to the Registrant’s Form N-1A Registration Statement on April 27, 2015 and incorporated herein by reference.

(e)(1)	Amended and Restated Management Agreement, dated November 18, 2014, as amended and restated May 1, 2015 between Voya Variable Products Trust and Voya Investments, LLC – Filed herein.

(e)(2)	Sub-Advisory Agreement, effective November 18, 204, between Voya Investments, LLC and Voya Investment Management Co. LLC – Filed as an exhibit to Post-Effective Amendment No. 54 to the Registrant’s Form N-1A Registration Statement on April 27, 2015 and incorporated herein by reference.